BRYAN CAVE LLP
3500 ONE KANSAS CITY PLACE
1200 MAIN STREET
KANSAS CITY, MISSOURI  64105-2100


June 27, 1996


Butler National Corporation
1546 East Spruce Road
Olathe, Kansas 66061


 Re: Opinion of Counsel as to Legality of 1,500,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

 This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 1,500,000 shares of Common Stock, $.01 par value, of Butler National Corporation (the "Company") offered pursuant to the Butler National Corporation 1995 Nonqualified Stock Option Plan (the "Plan").

 As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company, upon our examination of pertinent documents and in reliance upon an opinion to us of Minnesota counsel acceptable to us, that the 1,500,000 shares of Common Stock to be offered by the Company under the Plan, will, when paid for and issued in accordance with the Plan, be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

 The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.


Very truly yours,

BRYAN CAVE LLP